UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 13, 2006

Date of Report (date of Earliest Event Reported)

Teletouch Communications, Inc.

(Exact Name of Company as Specified in its Charter)

DELAWARE	001-13436	75-2556090
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

5718 Airport Freeway, Fort Worth, Texas 76117

(Address of principal executive offices and zip code)

(800) 232-3888

(Company’s telephone number, including area code)

Not applicable

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information

Item 2.01    Completion of Acquisition or Disposition of Assets

This Amended Current Report on Form 8-K/A of Teletouch Communications, Inc., a Delaware corporation (the “Company”), constitutes Amendment No. 1 to the Company’s Current Report on Form 8-K which was filed with the Securities and Exchange Commission (the “SEC”) on August 17, 2006 (the “Original 8-K”). In the Original 8-K, the Company reported, among other things, the completion of the sale of its paging business assets. In its preliminary proxy statement (PRE14A) filed with the SEC on February 14, 2006, the Company included certain unaudited pro forma presentations to reflect the treatment of the paging asset sale. This Amendment is being filed to update and restate in its entirety the unaudited pro forma financial presentations previously filed and included in the Company’s PRE14A filing as such information required by Item 9.01 of the Form 8-K.

Section 9 – Financial Statements and Exhibits

Item 9.01    Financial Statements and Exhibits

(b)	Pro Forma Financial Information

Unaudited Pro Forma Financial Information

The following unaudited pro forma financial presentation gives effect to the sale of the Company’s paging assets as if it occurred on May 31, 2006 with respect to the unaudited condensed pro forma consolidated balance sheet and as if the transaction has occurred on June 1, 2003 with respect to the unaudited condensed pro forma consolidated statements of operations. The unaudited pro forma consolidated financial statements presented below are based on the assumptions and adjustments described in the accompanying notes and do not reflect any adjustments for non-recurring items or changes in operating strategies arising as a result of the disposition. The unaudited pro forma consolidated statements of operations are presented for illustrative purposes and do not purport to represent what results of operations would have been if the events described above had occurred as of the dates indicated or what such results would be for any future periods.

Teletouch Communications, Inc.

Pro Forma Condensed Consolidated Balance Sheet

May 31, 2006

(in thousands, except share amounts)

(unaudited)

ASSETS
	As Reported May 31, 2006	Pro Forma Adjustments		Pro Forma
CURRENT ASSETS:
Cash and cash equivalents	$2,129	$3,070	a,b	$5,199
Accounts receivable, net of allowance of $30	925	(361)	b	564
Inventories, net of reserve of $35	494	(172)	b	322
Prepaid expenses and other current assets	197	(65)	b	132

Total Current Assets	3,745	2,472		6,217

PROPERTY, PLANT AND EQUIPMENT, net of accumulated depreciation of $15,718	4,299	(3,373)	a	926

GOODWILL	343	—		343

OTHER INTANGIBLE ASSETS:
Subscriber bases	226	(114)	a	112
FCC licenses	103	—		103
Non-compete agreements	95	—		95
Internally-developed software	170	—		170
Accumulated amortization	(375)	114	a	(261)

Total Other Intangible Assets	219	—		219

TOTAL ASSETS	$8,606	$(901)		$7,705

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$687	$—		$687
Accrued Expenses and other current liabilities	1,770	(169)	b	1,601
Current portion of long-term debt	93	(22)	a	71
Current portion of redeemable common stock payable	141	—		141
Current portion of unearned sale/leaseback profit	418	(418)	c	—
Deferred revenue	519	(403)	b	116

Total Current Liabilities	3,628	(1,012)		2,616

LONG-TERM LIABILITIES:
Long-term debt, net of current portion	49	(8)	a	41
Redeemable common stock purchase warrants	2,510	—		2,510
Unearned sale/leaseback profit, net of current portion	217	(217)	c	—

Total Long-Term Liabilities	2,776	(225)		2,551

TOTAL LIABILITIES	6,404	(1,237)		5,167

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY:
Series C Convertible preferred stock, $.001 par value, 1,000,000 shares authorized, 0 shares issued and outstanding	—	—		—
Common stock, $.001 par value, 70,000,000 shares authorized, 49,416,189 shares issued	49	—		49
Additional paid-in capital	31,951	—		31,951
Treasury stock, 726,573 shares held	(185)	—		(185)
Accumulated deficit	(29,613)	336	a,c	(29,277)

Total Shareholders’ Equity	2,202	336		2,538

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$8,606	$(901)		$7,705

Note 1

The pro forma information presents Teletouch’s balance sheet as it would have appeared if the Asset Purchase Agreement dated August 22, 2005 the (“APA”) between the Company and Teletouch Paging, L.P. (the “Buyer”) had closed on the balance sheet date presented. The APA related to the sale of all of the Company’s paging business assets. Adjustments to the balance sheet are as follows:

a.	The removal of the property, plant and equipment and intangible assets related to the paging business and the removal of the assigned liabilities related to the sale of the paging business. The assigned liabilities are related to notes payable on certain vehicles that are used directly in the paging business. The approximate loss on this transaction as of May 31, 2006 is calculated below and is reflected as an increase to accumulated deficit in the balance sheet shown above:

($ in 000’s)
Consideration:
Cash	$3,074
Assigned liabilities	30

Total consideration	3,104

Assets Sold:
Property, plant and equipment, net	3,373
Subscriber bases, net	—

Total assets sold	3,373

Loss on sale of assets	$(269)

b.	The removal of certain defined working capital items contemplated under the APA. The excess working capital as defined in the APA at May 31, 2006 is approximately $30,000 which would have been paid to Teletouch Communications, Inc. by the Buyer if the transaction had closed as of that date. The components of the defined working capital are as follows:

($ in 000’s)
CURRENT ASSETS SOLD:
Cash and cash equivalents	$4
Accounts receivable	361
Inventories	172
Prepaid expenses and other current assets	65

Total Current Assets	602

CURRENT LIABILITIES ASSUMED:
Accrued Expenses and other current liabilities	169
Deferred revenue	403

Total Current Liabilities	572

Working Capital Surplus / Cash Due to Teletouch	$30

c.	The removal of the deferred gain on a certain sale / leaseback transaction entered into in 1997 by the Company. Upon the sale of the paging business and the assumption by the Buyer of the Company’s obligations under these leases, the Company will recognize the remainder of this deferred gain. As of May 31, 2006, the unrecognized portion of the deferred gain was approximately $635,000 which reduces accumulated deficit above.

The pro forma financial information is not necessarily indicative of the results which would have occurred if the business disposition had occurred on the date indicated, or of the results which may occur in the future.

Teletouch Communications, Inc.

Pro Forma Condensed Consolidated Statement of Operations

Year ended May 31, 2004

(in thousands, except per share amounts)

(unaudited)

	As Reported May 31, 2004	Pro Forma Adjustments		Pro Forma
Operating revenues:
Service, rent, and maintenance revenue	$23,192	$(21,717)	a	$1,475
Product sales revenue	3,562	(1,183)	a	2,379

Total operating revenues	26,754	(22,900)		3,854

Operating expenses:
Cost of service, rent and maintenance (exclusive of depreciation and amortization included below)	11,025	(9,331)	a	1,694
Cost of products sold	3,184	(1,396)	a	1,788
Selling and general and administrative	8,613	(3,235)	a	5,378
Depreciation and amortization	3,726	(3,313)	a	413
Loss (gain) on disposal of assets	372	(41)	a	331

Total operating expenses	26,920	(17,316)		9,604

Operating loss	(166)	(5,584)		(5,750)

Interest expense, net	(357)	4	a	(353)

Loss before income tax expense (benefit)	(523)	(5,580)		(6,103)
Income tax expense (benefit)	60	(1,897)		(1,837)

Loss from continuing operations	$(583)	$(3,683)		$(4,266)

Basic and diluted loss per share	$(0.12)			$(0.94)

Weighted average shares outstanding-basic and diluted	4,546,980			4,546,980

Note 1

The pro forma information presents Teletouch’s statement of operations as it would have appeared if the operations relating to the APA had not been included in the operations of the period presented. Adjustments to the statement of operations are as follows:

a. The operations of the paging business were removed as if the transaction occurred on the first day of the reported period. No adjustments are included for the anticipated book loss on the sale of the assets or for the expected non-cash gain related to the recognition of the unamortized portion of certain sale / leaseback profits

The pro forma financial information is not necessarily indicative of the results which would have occurred if the business disposition had occurred on the date indicated, or of the results which may occur in the future.

Teletouch Communications, Inc.

Pro Forma Condensed Consolidated Statement of Operations

Year ended May 31, 2005

(in thousands, except per share amounts)

(unaudited)

	As Reported May 31, 2005	Pro Forma Adjustments		Pro Forma
Operating revenues:
Service, rent, and maintenance revenue	$19,922	$(18,034)	a	$1,888
Product sales revenue	4,747	(731)	a	4,016

Total operating revenues	24,669	(18,765)		5,904

Operating expenses:
Cost of service, rent and maintenance (exclusive of depreciation and amortization included below)	10,852	(9,129)	a	1,723
Cost of products sold	4,273	(1,161)	a	3,112
Selling and general and administrative	8,449	(2,463)	a	5,986
Depreciation and amortization	3,218	(2,687)	a	531
Impairment of goodwill	551	—		551
Loss on disposal of assets	1,019	(731)	a	288

Total operating expenses	28,362	(16,171)		12,191

Operating loss	(3,693)	(2,594)		(6,287)

Interest (expense) income, net	(432)	4	a	(428)

Loss before income tax (benefit)	(4,125)	(2,590)		(6,715)
Income tax (benefit)	(673)	(880)		(1,553)

Loss from continuing operations	$(3,452)	$(1,710)		$(5,162)

Basic and diluted loss per share	$(0.75)			$(1.12)

Weighted average shares outstanding-basic and diluted	4,623,164			4,623,164

Note 1

The pro forma information presents Teletouch’s statement of operations as it would have appeared if the operations relating to the APA had not been included in the operations of the period presented. Adjustments to the statement of operations are as follows:

a. The operations of the paging business were removed as if the transaction occurred on the first day of the reported period. No adjustments are included for the anticipated book loss on the sale of the assets or for the expected non-cash gain related to the recognition of the unamortized portion of certain sale / leaseback profits

The pro forma financial information is not necessarily indicative of the results which would have occurred if the business disposition had occurred on the date indicated, or of the results which may occur in the future.

Teletouch Communications, Inc.

Pro Forma Condensed Consolidated Statement of Operations

Year ended May 31, 2006

(in thousands, except per share amounts)

(unaudited)

	As Reported May 31, 2006	Pro Forma Adjustments		Pro Forma
Operating revenues:
Service, rent, and maintenance revenue	$16,733	$(14,648)	a	$2,085
Product sales revenue	4,173	(506)	a	3,667

Total operating revenues	20,906	(15,154)		5,752

Operating expenses:
Cost of service, rent and maintenance (exclusive of depreciation and amortization included below)	9,670	(7,189)	a	2,481
Cost of products sold	2,614	(257)	a	2,357
Selling and general and administrative	6,901	(2,481)	a	4,420
Depreciation and amortization	2,123	(1,272)	a	851
Loss on disposal of assets	172	(60)	a	112

Total operating expenses	21,480	(11,259)		10,221

Operating loss	(574)	(3,895)		(4,469)

Interest expense, net	(448)	2	a	(446)

Loss before income tax expense	(1,022)	(3,893)		(4,915)
Income tax expense (benefit)	152	(1,324)		(1,172)

Net loss	$(1,174)	$(2,569)		$(3,743)

Loss per share—basic and diluted:
Loss	$(0.04)			$(0.12)

Weighted average shares outstanding-basic and diluted	30,221,678			30,221,678

Note 1

The pro forma information presents Teletouch’s statement of operations as it would have appeared if the operations relating to the APA had not been included in the operations of the period presented. Adjustments to the statement of operations are as follows:

a. The operations of the paging business were removed as if the transaction occurred on the first day of the reported period. No adjustments are included for the anticipated book loss on the sale of the assets or for the expected non-cash gain related to the recognition of the unamortized portion of certain sale / leaseback profits.

The pro forma financial information is not necessarily indicative of the results which would have occurred if the business disposition had occurred on the date indicated, or of the results which may occur in the future.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:	September 13, 2006	By: /s/	Thomas A. Hyde, Jr.
Name: Thomas A. Hyde, Jr.
Title: Chief Executive Officer